UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

001-31303	BLACK HILLS CORPORATION (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0458824

001-07978	BLACK HILLS POWER, INC. (A South Dakota Corporation) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0111677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2014, Black Hills Power, Inc. (“BHP”), a direct, wholly-owned subsidiary of Black Hills Corporation (“BHC”), entered into a Bond Purchase Agreement (the “BHP Agreement”) with New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York and United of Omaha Life Insurance Company, in connection with a private placement of $85 million aggregate principal amount of BHP’s First Mortgage Bonds, 4.43% Series AG due October 20, 2044 (the “BHP Bonds”). The BHP Bonds will be issued under a supplemental indenture to the Restated and Amended Indenture of Mortgage and Deed of Trust dated as of September 1, 1999 by and between BHP and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the successor of which is The Bank of New York Mellon).

Also on June 30, 2014, Cheyenne Light, Fuel and Power Company (“CLFP”), a direct, wholly-owned subsidiary of BHC, entered into a separate Bond Purchase Agreement (the “CLFP Agreement”) with New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York, Mutual of Omaha Insurance Company, United of Omaha Life Insurance Company and American Equity Investment Life Insurance Company, in connection with a private placement of $75 million aggregate principal amount of CLFP’s 4.53% Series 2014 First Mortgage Bonds due October 20, 2044 (the “CLFP Bonds” and, together with the BHP Bonds, the “Bonds”). The CLFP Bonds will be issued under a supplemental indenture to the Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement dated as of November 20, 2007 by and between CLFP and Wells Fargo Bank, National Association, as trustee.

The closing of each of the private placements is expected to occur on October 1, 2014, subject to satisfaction of customary closing conditions. BHP and CLFP intend to use the net proceeds of the private placements principally to provide permanent financing for the construction of the Cheyenne Prairie Generating Station, 132 MW natural gas generating station jointly owned by BHP (55 MW) and CLFP (77 MW). The Cheyenne Prairie Generating Facility is currently expected to become operational in the fourth quarter of 2014.

The BHP Agreement and the CLFP Agreement are each included in this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 1.01 as though fully set forth herein.

The Bonds were offered solely by means of private placements to institutional accredited investors in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Each Registrant files the following exhibits as part of this report:

Exhibit 10.1
Bond Purchase Agreement dated as of June 30, 2014 by and among Black Hills Power, Inc., New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York and United of Omaha Life Insurance Company.

Exhibit 10.2
Bond Purchase Agreement dated as of June 30, 2014 by and among Cheyenne Light, Fuel and Power Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York, Mutual of Omaha Insurance Company, United of Omaha Life Insurance Company and American Equity Investment Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION, Registrant

BLACK HILLS POWER, INC., Registrant

	By:	/s/ Steven J. Helmers
Steven J. Helmers Its: Senior Vice President and General Counsel

Date: July 2, 2014

Exhibit Index

Exhibit 10.1
Bond Purchase Agreement dated as of June 30, 2014 by and among Black Hills Power, Inc., New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York and United of Omaha Life Insurance Company.

Exhibit 10.2
Bond Purchase Agreement dated as of June 30, 2014 by and among Cheyenne Light, Fuel and Power Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Teachers Insurance and Annuity Association of America, John Hancock Life Insurance Company (U.S.A.), John Hancock Life & Health Insurance Company, John Hancock Life Insurance Company of New York, Mutual of Omaha Insurance Company, United of Omaha Life Insurance Company and American Equity Investment Life Insurance Company.